Lord Abbett Tax-Free Income Trust
Florida Series
Post Effective Amendment No. 8 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period Ending October 31, 1995

P  =  (1 _ T)N = ERV,

1 Year                                        Life of Fund*

$1,089                                       $1,269

P  =  1,000                                  P  =  1,000

N  =  1                                      N  =  4,104

ERV  =  1,089                                ERV  =  1,269

                         T = Average annual total return


1,000 (T + T)1  =  1,089               1,000 (1 + T)4.104  =  1,269

(1 + T)1  =  1,089                           (1 + T)4.104  =  1,269
             -----                                            -----
             1,000                                            1,000

T  =   (1,089)1 -1                           (T + T)        =  1,269.2437
         (1,000)                                              (1,000)

T  =   (1,089)1 -1                           T              =  1,269.2437
      ------------                                             ---------- -1
         (1,000)                                                (1,000)

T  =  8.90%                                  T              =  5.98%


*The Fund's Florida Series commenced operations on 9/25/91.

                                                               EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Florida Series Post-Effective Amendment No. 11 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 4.80%
                                            cd

Where:

a = Fund dividends and interest earned during the period in the amount of $847,012.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $126,556.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 35,724,698.

d = the maximum offering price per Fund share on the last day of the period was $5.09.


1 -  .3779 (Tax rate used) - .64

4.80% divided by .64  =  7.50% Tax Equivalent Yield

Exhibit 16
Lord Abbett Tax-Free Income Trust
    (Georgia Series)
Post Effective Amendment No. 11 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


               od Ending October 31, 1995

                  Life of Fund*

                  $1,077

                  P = 1,000

                  N = Less than one year

                  ERV - 1,024

          T = Average annual total return


       1,000 (1 + T)  =  1,077


       (1 + T)        =  1,077
                         -----
                         1,000

        1 + T        =   1,077
                         ------
                         (1,000)

          T           = 1,077-1
                        -------
                        (1,000)

          T               = 7.70%

*  The Fund's Georgia Series commenced operations on 12/27/94.

                                                              EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Georgia Series Post-Effective Amendment No.11 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 4.98%
                                            cd

Where:

a = Fund dividends and interest earned during the period in the amount of $21,946.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $ 0.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 993,465.

d = the maximum offering price per Fund share on the last day of the period was $5.38.


1 -  .3984 (Tax rate used) - .6016

4.98% divided by .6016  =  8.28% Tax Equivalent Yield

                                                        Exhibit 16


Lord Abbett Tax-Free Income Trust
Michigan Series
Post Effective Amendment No. 11 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period Ending October 31, 1995

         P = (1 + T)N = ERV,

         1 Year                              Life of Fund*

         $1,098                              $1,182

         P = 1,000                           P = 1,000

         N = 1                               N = 2,917

         ERV = 1,098                         ERV = 1,182

                  T = Average annual total return


1,000 (1 + T)1  =  1,098            1,000 (1 + T)2.917  =  1,182

(1 + T)1 = 1,098                         (1 + T)2.917   =  1,182
           -----                                           ------
           1,000                                           (1000)


(T       = (1,089)-1                  (1 + T)   =      1,182.3428 -1
           ------                                     ------
           (1000)                                     (1000)

T    =  9.80%                              T     =  5.90%

*  The Fund's Michigan Series commenced operations on 9/25/91.

                                                            EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Michigan Series Post-Effective Amendment No. 11 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 5.13%
                                            cd

Where:

a = Fund dividends and interest earned during the period in the amount of $250,428.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $10,579.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 10,950,503.

d = the maximum offering price per Fund share on the last day of the period was $5.18.


1 -  .3886 (Tax rate used) - .6114

5.13% divided by .6114  =  8.39% Tax Equivalent Yield

Lord Abbett Tax-Free Income Trust
Pennsylvania Series
Post Effective Amendment No. 11 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period Ending October 31, 1995

         P = (1 + T)N = ERV,

         1 Year                                         Life of Fund*

         $1,096                                         $1,258

         P = 1,000                                      P = 1,000

         N = 1                                         N = 3.75

         ERV = 1,096                                   ERV = 1,258

                       T = Average annual total return


1,000 (1 + T)1  =  1,096            1,000 (1 + T)3.75   =  1,258

(1 + T)1  =  1,096                          (1 + T)3,75            =  1,258
             -----                                                    -----
             1,000                                                  1,000

1 + T  =   1,096                    (1 + T)       =  1,258.267
          -------                                   ------
          (1,000)                                  (1,000)

T    =   (1,096) -1               T             =   1,258 .267 -1
         ----------                                  -------
         (1,000)                                    (1,000)

T    =  9.60%                               T      =  6.32%



*  The Fund's Pennsylvania Series commenced operations on 2/3/92.

                                                               EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Pennsylvania Series Post-Effective Amendment No. 11 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 4.86%
                                            cd

Where:

a = Fund dividends and interest earned during the period in the amount of $430,889.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $39,100.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 18,575,657.

d = the maximum offering price per Fund share on the last day of the period was $5.26.


1 -  .3779 (Tax rate used) - .6221

4.86% divided by .6221  =  7.81% Tax Equivalent Yield